UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

Akoya Biosciences, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

100 Campus Drive, 6th Floor
Marlborough, Massachusetts 01752
NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS
AND PROXY STATEMENT
Dear Stockholder:
The Annual Meeting of Stockholders (the “Annual Meeting”) of Akoya Biosciences, Inc. (the “Company”) will be held at the offices of the Company located at 1080 O’Brien Drive, Suite A, Menlo Park, CA 94025 on Wednesday, June 1, 2022, at 1:00 p.m., Pacific time, for the following purposes:
1.
To elect two directors to serve as Class I directors for a three-year term to expire at the 2025 annual meeting of stockholders;

2.
To consider and vote upon the ratification of the selection of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022; and

3.
To transact such other business as may be properly brought before the annual meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the attached proxy statement, which forms a part of this notice and is incorporated herein by reference. Our Board of Directors (the “Board”) has fixed the close of business on April 18, 2022 as the Record Date for the determination of stockholders entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof.
Your vote is important. Whether or not you expect to attend our Annual Meeting, we encourage you to read the proxy statement accompanying this notice and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions in the section entitled “General Information About the Annual Meeting and Voting” beginning on page 1 of the proxy statement accompanying this notice, or provided in the Notice of Internet Availability of Proxy Materials. If you plan to attend our Annual Meeting and wish to vote your shares at the meeting, you may do so at any time before the proxy is voted.
All stockholders are cordially invited to attend the meeting.
By Order of the Board of Directors,
Robert Shepler
Chair of the Board
Marlborough, Massachusetts
April 19, 2022
Your vote is important. Whether or not you plan to attend the annual meeting, we urge you to submit your proxy or voting instructions via the Internet, telephone or mail as soon as possible
The Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement, notice of annual meeting, form of proxy and our annual report, is first being sent or given on or about April 21, 2022 to all stockholders entitled to vote at the annual meeting. The proxy materials and our annual report can be accessed as of April 21, 2022 by visiting www.astproxyportal.com/ast/24225.

i

100 Campus Drive, 6th Floor
Marlborough, Massachusetts 01752
PROXY STATEMENT
FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On Wednesday, June 1, 2022
The Board of Directors of Akoya Biosciences, Inc. (the “Company” or “Akoya”) is soliciting proxies for use at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the offices of the Company located at 1080 O’Brien Drive, Suite A, Menlo Park, CA 94025 on Wednesday, June 1, 2022, at 1:00 p.m., Pacific time, and any postponements or adjournments thereof.
GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Why did you send me this Notice of Internet Availability of Proxy Materials?
Under rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to furnish our proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of the proxy materials to each stockholder. On or about April 20, 2022, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials and our 2021 Annual Report via the Internet and how to vote your proxy. If you received the Notice, you will not automatically receive a printed copy of our proxy materials in the mail. If you would like to receive a printed copy, please follow the instructions provided in the Notice.
Our 2022 proxy materials and our 2021 Annual Report are accessible at: www.astproxyportal.com/ast/24225.
We furnished these proxy materials to you because our Board is soliciting your proxy to vote at the 2022 Annual Meeting of Stockholders. This proxy statement summarizes information related to your vote at the Annual Meeting. All stockholders who find it convenient to do so are cordially invited to attend the Annual Meeting. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete and submit your proxy via phone or the internet in accordance with the instructions provided on the Notice, or, if you requested a printed copy of the proxy materials, complete, sign and return the proxy card.
We intend to begin mailing the Notice on or about April 20, 2022 to all stockholders of record entitled to vote at the annual meeting. Only stockholders who owned our common stock on April 18, 2022, are entitled to vote at the Annual Meeting. On this Record Date, there were 37,580,569 shares of our common stock outstanding. Common stock is our only class of stock entitled to vote.
What am I voting on?
There are two proposals scheduled for a vote:
Proposal 1:	To elect two directors to serve as Class I directors for a three-year term.
Proposal 2:	To consider and vote upon the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2022.
How many votes do I have?
Each share of our common stock that you own as of April 18, 2022, entitles you to one vote.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?
If your shares are registered directly in your name with our registrar and transfer agent, American Stock Transfer & Trust Company, LLC, you are considered a stockholder of record with respect to those shares and our proxy materials have been made available to you directly by us. If your shares are held in a stock brokerage account, by a bank, broker, or other agent, you are considered the beneficial owner of shares held in street name and our proxy materials are being forwarded to you by your bank, broker, or other agent that is considered the owner of record of those shares. As the beneficial owner, you have the right to instruct your bank, broker, or other agent on how to vote your shares. Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares at the meeting. If you are a beneficial owner and do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by following the instructions provided by your broker, bank, trustee, or other nominee.
How do I vote by proxy?
With respect to the election of Class I directors, you may either vote “For” or you may “Withhold” your vote for any nominee you specify. With respect to the ratification of the appointment of RSM US LLP as our independent registered public accounting firm, you may vote “For” or “Against” or abstain from voting.
Stockholders of Record: Shares Registered in Your Name
If you are a stockholder of record, there are several ways for you to vote your shares. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted.
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Via the Internet:   You may vote at www.voteproxy.com, 24 hours a day, seven days a week by following the Internet voting instructions on your Notice.

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By Telephone:   You may vote using a touch-tone telephone by calling 1-800-776-9437, 24 hours a day, seven days a week by following the telephone voting instructions on your Notice.

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In Person:   You may vote in person. If you plan to attend the Annual Meeting, you may vote by completing and submitting a ballot, which will be provided at the Annual Meeting. However, while we intend to hold the Annual Meeting in person at this time, we are actively monitoring the COVID-19 pandemic. We are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication and you will be unable to cast your vote in-person. Please monitor any public announcements and our investor relations website at https://investors.akoyabio.com. If you are planning to attend our Annual Meeting, please check any public announcements that we may make and the website one week prior to the meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.

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By Mail, if You Requested a Printed Copy of Your Proxy Materials:   You may vote using your proxy card by completing, signing, dating and returning the proxy card in the self-addressed, postage-paid envelope provided. If you properly complete your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your shares, as permitted, will be voted as recommended by our Board. If any other matter is presented at the Annual Meeting, your proxy will vote in accordance with his or her best judgment. As of the date of this proxy statement, we knew of no matters that needed to be acted on at the meeting, other than those discussed in this proxy statement.

Beneficial Owners: Shares Registered in the Name of a Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, and requested a printed copy of the proxy materials, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than directly from us. Simply complete and mail the proxy card to ensure that your vote is counted. You may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms offer Internet and telephone voting. If you are a beneficial owner, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.
May I revoke my proxy?
If you give us your proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of the three following ways:
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you may grant a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method);

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you may notify our corporate secretary in writing before the Annual Meeting that you have revoked your proxy by mailing a written notice of revocation to the attention of Corporate Secretary, Akoya Biosciences, Inc., 100 Campus Drive, 6th Floor, Marlborough, MA 01752; or

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you may vote in person at the Annual Meeting.

Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee following the instructions they provided or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person at the meeting
What constitutes a quorum?
The presence at the Annual Meeting, in person or by proxy, of holders representing a majority of our outstanding common stock as of April 18, 2022, or approximately 37,580,569 shares, constitutes a quorum at the meeting, permitting us to conduct our business.
What vote is required to approve each proposal?
Proposal 1:   Election of Class I Directors. The two nominees who receive the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withheld” will affect the outcome.
Proposal 2:   Ratification of Independent Registered Public Accounting Firm. The ratification of the appointment of RSM US LLP must receive “For” votes from a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote.
Voting results will be tabulated and certified by the inspector of election appointed for the Annual Meeting.
How will my shares be voted if I do not specify how they should be voted?
If you are a stockholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by our Board, then your shares will be voted at the Annual Meeting in accordance with our Board of Director’s recommendation on all matters presented for a vote at the Annual Meeting. Similarly, if you requested a printed copy of the proxy materials and sign and return a proxy card but do not indicate how you want to vote your shares for a particular proposal or for all of the proposals, then for any proposal for which you do not so indicate, your shares will be voted in accordance with our Board of Director’s recommendation.
If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, then, the organization that holds your shares may generally vote your shares in their discretion on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares. This is generally referred to as a “broker non-vote.”
What is the effect of withheld votes, abstentions and broker non-votes?
Shares of common stock held by persons attending the Annual Meeting, but not voting, and shares represented by proxies that reflect withheld votes or abstentions as to a particular proposal, will be counted as present for purposes of determining the presence of a quorum. Abstentions are not an affirmative or negative vote on a proposal, so abstaining does not count as a vote cast and has no effect for purposes of determining whether our stockholders have ratified the appointment of RSM US LLP, our independent registered public accounting firm. In addition, because the election of directors is determined by a plurality of votes cast, withheld votes or abstentions will not be counted in determining the outcome of such proposal.
Shares represented by proxies that reflect a broker non-vote will be counted for purposes of determining whether a quorum exists. As discussed above, a broker non-vote occurs when an organization holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares for certain non-routine matters. With regard to the election of directors, which is considered a non-routine matter, broker non-votes, will not be counted as votes cast and will have no effect on the result of the vote. However, ratification of the appointment of RSM US LLP is considered a routine matter on which a broker or other nominee has discretionary authority to vote. Accordingly, no broker non-votes will likely result from this proposal.
Who is paying the costs of soliciting these proxies?
We will pay all of the costs of soliciting these proxies.
How do I obtain the 2021 Annual Report?
If you would like a copy of our 2021 Annual Report, we will send you one without charge. Please write to:
Akoya Biosciences, Inc.
100 Campus Drive, 6th Floor
Marlborough, MA 01752
Attn: Corporate Secretary
All of our SEC filings are also available free of charge in the “Investors-Financial Information” section of our website at www.akoyabio.com.
How can I find out the results of the voting at the annual meeting?
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in our current report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our business affairs are managed under the direction of our board of directors, which is currently comprised of eight members, five of which are “independent” under the listing standards of the Nasdaq Stock Market LLC, or Nasdaq. The board of directors is nominating two nominees for election. Our board of directors is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring. There are two Class I directors whose current term of office expires at the Annual Meeting: Matthew Winkler, Ph.D. and Garry Nolan, Ph.D. Our board of directors has nominated Dr. Winkler and Dr. Nolan for re-election at the Annual Meeting to serve as Class I directors until the 2025 annual meeting of stockholders or until their successors are duly elected and qualified.
The following table sets forth the names, ages as of April 18, 2022, and certain other information for each of the directors whose terms expire at the Annual Meeting and for each of the directors whose terms do not expire at the Annual Meeting.
Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Nominees for Director
Matthew Winkler, Ph.D.(1)(2)(4)	I	69	Director	2017	2022	2025
Garry Nolan, Ph.D.(3)(4)	I	61	Director	2015	2022	2025
Directors
Brian McKelligon	II	53	Chief Executive Officer, President, and Director	2017	2023	—
Myla Lai-Goldman, M.D.(1)(2)(4)	II	64	Director	2021	2023	—
Thomas Raffin, M.D.	II	75	Director	2015	2023	—
Thomas Schnettler(3)	III	65	Director	2019	2024	—
Robert Shepler	III	65	Chairman	2015	2024	—
Scott Mendel(1)(2)(3)	III	55	Director	2021	2024	—

(1)
Member of our audit committee

(2)
Member of our compensation committee

(3)
Member of our nominating and corporate governance committee

(4)
Member of our technology and innovation committee

Nominees for Director
Matthew Winkler, Ph.D.   Dr. Winkler has served on our board or directors since July 2017. Dr. Winkler is the current Chairman and founder of Asuragen. He also founded Mirna Therapeutics and Ambion, Inc. Ambion was acquired in 2006 by Applied Biosystems, now Thermo Fisher Scientific. Dr. Winkler currently serves on the board of directors of “The Breakthrough Institute”, “Revive and Restore” and the “Genetic Literacy Project”, all from 2017 to present. Dr. Winkler was an Assistant and Associate Professor (1983-1991) in the Department of Zoology at the University of Texas at Austin, where he is also currently a member of several advisory boards. Dr. Winkler received his B.S. in Genetics and a Ph.D. in Zoology from the University of California at Berkeley. The board of directors believes that Dr. Winkler is qualified to serve on our board of directors due to his extensive operational experience with global life sciences companies, and particularly his expertise in business development and corporate strategy.
Garry Nolan, Ph.D.   Dr. Nolan co-founded Akoya Biosciences, Inc. in 2015 and has served on our board of directors since November 2015. Dr. Nolan is the Rachford and Carlota A. Harris Professor in the Department of Microbiology and Immunology at Stanford University School of Medicine. He trained with Leonard Herzenberg (for his Ph.D.) and Nobelist Dr. David Baltimore (for postdoctoral work). He holds a B.S. in Genetics from Cornell University and a Ph.D. from Stanford University in Genetics. He has published over 300 research articles and is the holder of over 40 US patents and has been honored as one of the top 25 inventors at Stanford University. Dr. Nolan was the founder and has served on the boards of directors of several biotechnology companies. Dr. Nolan is the first recipient of the Teal Innovator Award (2012) from the Department of Defense and has been honored with multiple awards including Nature Publishing “Outstanding Research Achievement”, Stohlman Scholar from the Leukemia and Lymphoma Society and Burroughs Wellcome Fund New Investigator Award. The board of directors believes that Dr. Nolan is qualified to serve on our board of directors because of his experience as our co-founder, previous experience as a co-founder of other life sciences companies, industry knowledge and extensive academic training.
Continuing Directors
Brian McKelligon.   Mr. McKelligon has served as our Chief Executive Officer and on our board of directors since July 2017. Prior to joining Akoya, Mr. McKelligon led corporate and business development at Cellular Dynamics International, a privately-held life sciences company acquired by FUJIFilm, with a focus on the development and partnering of cell therapy programs, from April 2016 to June 2017. Prior to that, Mr. McKelligon was the Vice President of Sales and Support at 10X Genomics, Inc. from April 2015 to April 2016, and the Vice President of Sales and Support at Thermo Fisher and Life Technologies (through their acquisition of Ion Torrent) from January 2010 to March 2015. Mr. McKelligon received a B.S. in combined sciences from Santa Clara University. The board of directors believes that Mr. McKelligon is qualified to serve on our board of directors because of his experience as our Chief Executive Officer, industry knowledge and previous experience.
Myla Lai-Goldman, M.D.   has served as a member of our board of directors since September 2021. Dr. Lai-Goldman is the Chair of GeneCentric Therapeutics, Inc. — a precision medicine company — where she previously served as CEO and President since June 2011. She is also managing partner of Personalized Science, LLC, a clinical diagnostic consulting company that she founded in 2008. Previously, Dr. Lai-Goldman was CEO and Chief Scientific Officer of CancerGuide Diagnostics, Inc. Before joining CancerGuide Diagnostics, she held various roles including Executive Vice President, Chief Medical Officer and Chief Scientific Officer — at Laboratory Corporation of America Holdings (LabCorp) and its predecessor company, Roche Biomedical Laboratories, Inc. Additionally, Dr. Lai-Goldman has been a venture partner at Hatteras Venture Partners since August 2011. Dr. Lai-Goldman has served on the board of directors of West Pharmaceutical Services, Inc. since 2014. Dr. Lai-Goldman is Board-certified in anatomic and clinical pathology. Dr. Lai-Goldman is a recognized author and speaker on clinical diagnostics and has substantial leadership experience at companies like those that our Company serves. Dr. Lai-Goldman spent more than 18 years at LabCorp where she served on LabCorp’s Executive and Management Committees, with strategic and operations responsibilities for three major genomic laboratories comprising more than 700 people. During her tenure at LabCorp, she led all clinical, scientific and medical activities, including the introduction of more than 400 clinical assays. Her experience includes the development of partnerships, licensing and acquisitions. The board of directors believes Dr. Lai-Goldman is qualified to serve as a director due to her experience as a physician, researcher and corporate executive.
Thomas Raffin, M.D.   Dr. Raffin has served as a member of our board of directors since November 2015. He initially joined the NewLink Board in 2000. Dr. Raffin has spent 25 years on the faculty at Stanford University School of Medicine, where he was the Colleen and Robert Haas Professor of Medicine and Biomedical Ethics and Chief of the Division of Pulmonary and Critical Care Medicine. Over the past two decades, Dr. Raffin has worked extensively in the healthcare and medical device business sectors and was an advisor to Cell Therapeutics Inc. from 1993 to 1997, Broncus Technologies from 1997 to 2004, iMedica from 1998 to 2002, and Inhale Technologies from 1998 to 2001. He co-founded Rigel Pharmaceuticals, a publicly traded company (Nasdaq: RIGL), in 1996. He is currently on the boards of Lumos Pharma and Viewpoint Molecular Targeting. In 2001, he co-founded Telegraph Hill Partners, a San Francisco life sciences private equity firm as a General Partner. Dr. Raffin has been a director of the following Telegraph Hill Partners private portfolio companies: AngioScore, Inc., Confirma, Inc., Freedom Innovations, LDR Holding Corporation, PneumRx, Inc. and InvisALERT Solutions. Dr. Raffin worked closely with the Telegraph Hill Partners private portfolio companies: Vidacare and Estech. Dr. Raffin received a B.A. from Stanford University and an M.D. from Stanford University School of Medicine and did his medical residency at the Peter Bent Brigham Hospital (now Brigham and Women’s Hospital) in Boston, MA. The board of directors believe Dr. Raffin is qualified to serve on our board of directors because of his extensive experience in the biotechnology and healthcare industries, his service on a number of boards which provides an important perspective on operations and corporate governance matters, and his experience in the practice of medicine and academics.
Thomas P. Schnettler.   Mr. Schnettler has served as a member of our board of directors since September 2019. Mr. Schnettler is vice chairman of Piper Sandler Companies, president of Piper Sandler Investment Group, and a managing director in the merchant banking group. Mr. Schnettler has held a number of leadership roles at Piper Sandler, including president and chief operating officer and chief financial officer. Earlier in his career, he co-founded and led the healthcare investment banking group. Mr. Schnettler has served on the board of, or held board observation responsibility for, Torax Medical, Sapphire Digital, Sport Ngin, Xenex Disinfection Services, Elligo Health Research and Paragon 28. Mr. Schnettler graduated from Saint John’s University in Collegeville, Minnesota and holds a Juris Doctor degree from Harvard Law School. The board of directors believes that Mr. Schnettler is qualified to serve on our board of directors because of his experiences in finance and the healthcare sector, including serving as an executive at an investment bank.
Robert Shepler.   Mr. Shepler has served as a member of our board of directors since November 2015. Mr. Shepler was a founder and served as a Managing Director of Telegraph Hill Partners, a growth equity/late-stage venture capital investment firm focused exclusively on healthcare related companies, since its inception in 2001 until August 2020 when he became Partner Emeritus. Prior to Telegraph Hill Partners, Mr. Shepler was a principal in the investment firm of Mackowski & Shepler and an officer in the investment banking division of Merrill Lynch & Co. In addition to Akoya, Mr. Shepler currently serves on the board of directors of Dynex Technologies, Inc. Previously, Mr. Shepler has been a director on the boards of Agena Biosciences, Inc., LDR Holding Corporation, Applied Precision, Inc., SAGE Labs, Inc., Vidacare Corporation, Endoscopic Technologies, Inc., AcroMetrix, Inc., Aurora Discovery, Inc., Kinetikos Medical, Inc., RareCyte, Inc., ReloAction, Inc., Reading Glass Company, Inc., One Body, Inc., Microinterventional Systems, Inc., R.D. Percy & Company, Inc. and was chairman of Genomic Solutions, Inc. (Nasdaq: GNSL). Mr. Shepler received a B.A. from Duke University and an M.B.A. from New York University. The board of directors believes that Mr. Shepler is qualified to serve on our board of directors because of his substantial experience as a venture capitalist and as a director of publicly traded and privately held companies.
Scott Mendel has served as a member of our board of directors since June 2021. Mr. Mendel has over 25 years of financial and operational leadership experience. Mr. Mendel served as President and Chief Executive Officer and a member of the board of directors at GenMark Diagnostics, Inc. (“Genmark”), a molecular diagnostics company, from May 2020 until its acquisition by Roche in April 2021, and as President of GenMark following the acquisition until September 2021.. From May 2014 to May 2020, Mr. Mendel also served in various roles of ascending responsibility with GenMark, including as interim Chief Executive Officer, Chief Operating Officer and Chief Financial Officer. Prior to joining GenMark, Mr. Mendel served as the Chief Financial Officer of The Active Network, Inc., a global software as a service (SaaS) company that provides technology to organizers of events and activities, from March 2010 through its acquisition by the private-equity firm Vista Equity Partners in December 2013. Prior to joining The Active Network, Mr. Mendel held finance positions at General Electric, a diversified technology, media and financial services company, for over 20 years, including chief financial officer from March 2003 to March 2010 for General Electric’s Healthcare IT division, a leading provider of medical technologies and services. Mr. Mendel earned a B.S. in finance from Indiana University and an M.B.A. from Northwestern University’s Kellogg School of Management. The board of directors believes Mr. Mendel’s financial expertise and experience in the medical technology industry qualify him to serve as a director.
Board Independence
Our common stock is listed on the Nasdaq Global Select Market. Under the rules of the Nasdaq Global Select Market, independent directors must comprise a majority of a listed company’s board of directors within a specified period of the completion of our initial public offering. In addition, the rules of the Nasdaq Global Select Market require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. Under the rules of the Nasdaq Global Select Market, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
To be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.
Our board of directors has determined that each of Garry Nolan, Ph.D., Thomas P. Schnettler, Matthew Winkler, Ph.D., Myla Lai-Goldman, M.D., and Scott Mendel, comprising a majority of our board of directors, are independent directors. In making this determination, our board of directors applied the standards set forth in the rules of Nasdaq and in Rule 10A-3 under the Exchange Act. Our board of directors considered all relevant facts and circumstances known to it in evaluating the independence of these directors, including their current and historical employment, any compensation we have given to them, any transactions we have with them, their beneficial ownership of our capital stock, their ability to exert control over us, all other material relationships they have had with us and the same facts with respect to their immediate families.
Although there is no specific policy regarding diversity in identifying director nominees, both the Nominating and Corporate Governance Committee and the board of directors seek the talents and backgrounds that would be most helpful to us in selecting director nominees. In particular, the Nominating and Corporate Governance Committee, when recommending director candidates to our board of directors for nomination, may consider whether a director candidate, if elected, assists in achieving a mix of board of directors members that represents a diversity of background and experience.
Board Leadership Structure
Our board of directors is led by our Chairman, Robert Shepler. Our board of directors recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide effective oversight of management. Our Bylaws and corporate governance guidelines provide our board of directors with flexibility to combine or separate the positions of Chair of the Board and Chief Executive Officer. Our board of directors currently believes that our existing leadership structure is effective, provides the appropriate balance of authority between independent and non-independent directors, and achieves the optimal governance model for us and for our stockholders.
The Board’s Role in Risk Oversight
Although management is responsible for the day-to-day management of the risks our company faces, our board of directors and its committees take an active role in overseeing management of our risks and have the ultimate responsibility for the oversight of risk management. The board of directors regularly reviews information regarding our operational, financial, legal and strategic risks. Specifically, senior management attends quarterly meetings of the board of directors, provides presentations on operations including significant risks, and is available to address any questions or concerns raised by our board of directors.
In addition, our three committees assist the board of directors in fulfilling its oversight responsibilities regarding risk. The Audit Committee coordinates the board of directors’ oversight of our internal control over financial reporting, disclosure controls and procedures, related party transactions and code of conduct and corporate governance guidelines and management regularly reports to the Audit Committee on these areas. The Compensation Committee assists the board of directors in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs as well as succession planning as it relates to our chief executive officer. The Nominating and Corporate Governance Committee assists the board of directors in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for our directors and corporate governance. When any of the committees receives a report related to material risk oversight, the chair of the relevant committee reports on the discussion to the full board of directors.
Board of Directors Meetings
During fiscal year 2021, our Board met seven times, including telephonic meetings. In that year, each director attended at least 75% of the aggregate of (i) the total number of meetings of our Board held during the period for which he/she served as a director and (ii) the total number of meetings held by all committees of our Board on which he/she served during the periods that he/she served.
Committees of the Board of Directors
Our board of directors has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Technology and Innovation Committee, each of which operates pursuant to a charter adopted by our board of directors. Our board of directors may also establish other committees from time to time to assist the board of directors. As of the date of this proxy statement, the composition and functioning of all of our committees comply with all applicable requirements of the Sarbanes-Oxley Act, Nasdaq and SEC rules and regulations. Each committee’s charter is available on the Investor Relations portion of our website at https://investors.akoyabio.com under Governance, Documents and Charters.
Audit Committee
The members of our Audit Committee are Mr. Mendel, Dr. Lai-Goldman, and Dr. Winkler, with Mr. Mendel serving as chair. Our board of directors has determined that each member of the Audit Committee has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. Our board of directors has designated Mr. Mendel as an “audit committee financial expert,” as defined under the applicable rules of the SEC. We are relying on the phase-in rules of Rule 10A-3 under the Exchange Act and the Nasdaq rules with respect to the requirement that the audit committee be composed entirely of members of our board of directors who satisfy the standards of independence established for independent directors under the Nasdaq rules and the additional independence standards applicable to audit committee members established pursuant to Rule 10A-3 under the Exchange Act, as determined by our board of directors. Our board of directors has determined that each member of the Audit Committee meets the independence requirements for audit committees required under Section 10A of the Exchange Act and the applicable Nasdaq rules. The Audit Committee’s responsibilities include:
•
appointing, approving the compensation of and assessing the independence of our independent registered public accounting firm;

•
pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•
reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

•
reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•
coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

•
establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•
recommending based upon the audit committee’s review and discussions with management and our independent registered public accounting firm whether our audited financial statements are included in our Annual Report on Form 10-K;

•
monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•
preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

•
reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

•
reviewing quarterly earnings releases.

Compensation Committee
The members of our Compensation Committee are Mr. Mendel, Dr. Lai-Goldman and Dr. Winkler, with Mr. Mendel serving as chair. We are relying on the phase-in rules of Nasdaq with respect to the requirement that the compensation committee be composed entirely of members of our board of directors who satisfy the standards of independence established for independent directors under the Nasdaq rules, as determined by our board of directors. Our board of directors has determined that each member of the Compensation Committee are “independent” as that term is defined in SEC and Nasdaq rules, meets the heightened independence requirements for compensation committee purposes under Section 10C of the Exchange Act and related SEC and Nasdaq rules, and are considered a “non-employee director” under Rule 16b-3 under the Exchange Act. The Compensation Committee’s responsibilities include:
•
reviewing and approving our philosophy, policies and plans with respect to the compensation of our chief executive officer;

•
making recommendations to our board of directors with respect to the compensation of our chief executive officer and our other executive officers;

•
reviewing and assessing the independence of compensation advisors;

•
overseeing and administering our equity incentive plans;

•
reviewing and making recommendations to our board of directors with respect to director compensation; and

•
preparing the Compensation Committee reports required by the SEC, including our “Executive Compensation” disclosure.

Nominating and Corporate Governance Committee
The members of our Nominating and Corporate Governance Committee are Mr. Schnettler, Mr. Mendel and Dr. Nolan, with Mr. Schnettler serving as chair. We are relying on the phase-in rules of Nasdaq with respect to the requirement that the nominating and corporate governance committee be composed entirely of members of our board of directors who satisfy the standards of independence established for independent directors under the Nasdaq rules, as determined by our board of directors. Our board of directors has determined that each member of the Nominating and Corporate Governance Committee are “independent” as defined in Nasdaq rules. The Nominating and Corporate Governance Committee’s responsibilities include:
•
developing and recommending to the board of directors criteria for board and committee membership;

•
establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;

•
reviewing the composition of the board of directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;

•
identifying and screening individuals qualified to become members of the board of directors;

•
recommending to the board of directors the persons to be nominated for election as directors and to each of the board’s committees;

•
developing and recommending to the board of directors a code of business conduct and ethics and a set of corporate governance guidelines; and

•
overseeing the evaluation of our board of directors and management.

Technology and Innovation Committee
The members of our Technology and Innovation Committee are Dr. Lai-Goldman, Dr. Nolan and Dr. Winkler, with Dr. Lai-Goldman serving as chair. The Technology and Innovation Committee’s responsibilities include:
•
reviewing, evaluating and advising the Board regarding our technology roadmap and the quality and direction of our research and development, scientific, innovation and technology initiatives;

•
endeavoring to identify and discuss significant emerging science and technology issues and trends;

•
recommending approaches for acquiring and maintaining advantageous research and development and technology positions (including but not limited to contracts, grants, collaborative efforts, alliances and venture capital) and prioritizing related investments;

•
regularly reviewing our pipeline of research and development programs; and

•
providing management prompt and ongoing feedback on our advancing clinical strategy and propose strategies to catalyze and accelerate our clinical roadmap.

Director Nomination Process
The Nominating and Corporate Governance Committee use the following procedures to identify and evaluate any individual recommended or offered for nomination to the Board. In its evaluation of director candidates, including the members of the board of directors eligible for re-election, the Nominating and Corporate Governance Committee considers the following:
•
individual qualifications, including relevant career experience, strength of character, maturity of judgment, familiarity with the Company’s business and industry; and

•
all other factors it considers appropriate, which may include diversity of background, existing commitments to other businesses, potential conflicts of interest, legal considerations, corporate governance background, financial and accounting background, executive compensation background and the size, composition and combined expertise of the existing board or directors.

The board of directors, with the assistance of the Nominating and Corporate Governance Committee, monitors the mix of specific experiences, qualifications and skills of its directors in order to assure that the board of directors, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure. Although there is no specific policy regarding diversity in identifying director nominees, both the Nominating and Corporate Governance Committee and the Board seek the talents and backgrounds that would be most helpful to us in selecting director nominees. In particular, the Nominating and Corporate Governance Committee, when recommending director candidates to the full Board of Directors for nomination, may consider whether a director candidate, if elected, assists in achieving a mix of Board of Directors members that represents a diversity of background and experience. The Company has never received a proposal from a stockholder to nominate a director. Although the Nominating and Corporate Governance Committee has not adopted a formal policy with respect to stockholder nominees, the Nominating and Corporate Governance Committee expects that the evaluation process for a stockholder nominee would be similar to the process outlined above.
Stockholder Recommendations for Nominations to the Board
A stockholder that wishes to recommend a candidate for consideration by the Nominating and Corporate Governance Committee as a potential candidate for director must direct the recommendation in writing to Akoya Biosciences, Inc., 100 Campus Drive, 6th Floor, Marlborough, MA 01752, Attention: Secretary, and must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, class and number of shares of our capital stock that are held by the nominee, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between us and the candidate and evidence of the recommending stockholder’s ownership of our stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board membership, including issues of character, integrity, judgment, and diversity of experience, independence, area of expertise, corporate experience, potential conflicts of interest, other commitments and the like and personal references. Our board of directors will consider the recommendation but will not be obligated to take any further action with respect to the recommendation.
Director Attendance at Annual Meetings
Although our Company does not have a formal policy regarding attendance by members of our board of directors at our Annual Meeting, we encourage all of our directors to attend. This annual meeting will be our first annual meeting of our stockholders.
Communications with our Board of Directors
Stockholders seeking to communicate with our Board should submit their written comments to our corporate secretary, Akoya Biosciences, Inc., 100 Campus Drive, 6th Floor, Marlborough, MA 01752. The corporate secretary will forward such communications to each member of our Board; provided that, if in the opinion of our corporate secretary it would be inappropriate to send a particular stockholder communication to a specific director, such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion).
Code of Business Conduct
We have adopted a written code of business conduct, that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is posted on the Investor Relations section of our website at www.akoyabio.com. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K within four business days of such amendment or waiver.
Director Compensation
Prior to our initial public offering, we did not have a formal policy with respect to compensation payable to our non-employee directors for their service as directors. From time to time, we have granted equity awards to attract them to join our board of directors and for their continued service on our board of directors. We also have reimbursed our directors for expenses associated with attending meetings of our board of directors and its committees.
The following table provides information related to the compensation of each of our non-employee directors during the year ended December 31, 2021.
Name	Cash Compensation(1)	Option Grants(2)	Total
Matthew Winkler, Ph.D.	$28,750	$169,991	$198,741
Garry Nolan, Ph.D.	$22,500	$169,991	$192,491
Myla Lai-Goldman, M.D.	$10,000	$339,997	$349,997
Thomas Raffin, M.D.	$27,500	$169,991	$197,491
Thomas Schnettler	$30,000	$169,991	$199,991
Robert Shepler	$42,500	$169,991	$212,491
Scott Mendel	$33,750	$339,994	$373,744

(1)
Includes the value of the annual retainers payable to our non-employee directors.

(2)
Represents the grant date fair value of the stock options granted in 2021, computed in accordance with FASB ASC Topic 718. The assumptions used to calculate the value of such awards are included in Note 10 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. As of December 31, 2021, each of our non-employee directors held stock options to purchase the following number of shares of our common stock: Dr. Winkler, options to purchase 16,860 shares; Garry Nolan, Ph.D., options to purchase 34,743 shares; Myla Lai-Goldman, M.D., options to purchase 38,993 shares; Thomas Raffin, M.D., options to purchase 16,860 shares; Thomas Schnettler, options to purchase 16,860 shares; Robert Shepler, options to purchase 16,860 shares; and Scott Mendel, options to purchase 35,562 shares.

Our board of directors has adopted a non-employee director compensation policy that is designed to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors. Specifically, we provide $40,000 annual cash payments, payable quarterly in arrears, to each director who is not an employee of ours, with additional amounts for the individual serving as Non-Executive Chair of the Board and those serving on our board committees and chairpersons thereof, as set forth below:
Position	Annual Retainer
Board Membership	$40,000
Non-Executive Chair of the Board	$40,000
Chair of Audit Committee	$20,000
Chair of the Compensation Committee	$15,000
Chair of the Nominating and Corporate Governance Committee	$10,000
Chair of the Innovation and Technology Committee	$10,000
Audit Committee Members other than Chair	$10,000
Compensation Committee Members other than Chair	$7,500
Nominating and Corporate Governance Committee Members other than Chair	$5,000
Innovation and Technology Committee Members other than Chair	$5,000
Upon joining the Board, non-employee directors will receive an initial grant of options to purchase shares of our common stock with a value of $340,000. These stock option awards have an exercise price per share equal to the fair market value on the grant date with such awards vesting in three equal annual installments.
Following each annual meeting of the stockholders, non-employee directors will receive a grant of options to purchase shares of our common stock with a value of $170,000. These stock option awards have an exercise price per share equal to the fair market value on the grant date with such awards shall vest on the earlier of the anniversary of the grant date or the next annual meeting of stockholders.

PROPOSAL NO. 1
ELECTION OF CLASS I DIRECTORS
Under our governing documents our board of directors has the power to set the number of directors from time to time by resolution. We currently have eight authorized directors serving on our Board, of which five directors are “independent” as defined under the Nasdaq listing standards. In accordance with our certificate of incorporation, our Board is divided into three classes with staggered three-year terms. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our Board may have the effect of delaying or preventing changes in control of our company.
At the Annual Meeting, two Class I directors will be elected for three-year terms. Based upon the recommendation of our Nominating and Corporate Governance Committee, our board of directors has nominated each of the director nominees set forth below to stand for election by our stockholders, in each case for a three-year term expiring at our 2025 annual meeting of stockholders or until his successor is duly elected and qualified.
Nominees for Director
Our Nominating and Corporate Governance Committee has recommended, and our Board has approved, Matthew Winkler, Ph.D. and Garry Nolan, Ph.D. as nominees for election as Class I directors at the Annual Meeting.
If elected, Dr. Winkler and Dr. Nolan will serve as Class I directors until the 2025 annual meeting of stockholders or until their successors are duly elected and qualified. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance — Nominees for Director.”
If you are a stockholder of record and you vote but do not give instructions with respect to the voting of directors, your shares will be voted FOR the election of Dr. Winkler and Dr. Nolan. We expect that Dr. Winkler and Dr. Nolan will accept such nomination; however, in the event that a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our Board to fill such vacancy. If you are a beneficial owner of shares of our common stock and you do not give voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee will leave your shares unvoted on this matter.
Vote Required
The election of the Class I directors requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Broker non-votes will have no effect on this proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTORS NOMINATED BY OUR BOARD OF DIRECTORS AND NAMED IN THIS PROXY STATEMENT AS CLASS I DIRECTORS TO SERVE FOR THREE-YEAR TERMS.

PROPOSAL 2:
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected RSM US LLP, or RSM, as the Company’s independent registered public accounting firm for the year ending December 31, 2022, and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. RSM has served as the Company’s auditor since 2019 and has audited the Company’s financial statements for the year ended December 31, 2021. Representatives of RSM are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.
Stockholder ratification of the selection of RSM as the Company’s independent registered public accounting firm is not required by Delaware law, the Company’s amended and restated certificate of incorporation, or the Company’s amended and restated bylaws. However, the Audit Committee is submitting the selection of RSM to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.
Independent Registered Public Accountants’ Fees
The following table is a summary of fees billed to the Company by RSM for professional services rendered for the fiscal years ended December 31, 2021 and 2020.
	2021	2020
Audit Fees(1)	$295,897	$173,250
Audit Related Fees(2)	433,125	$—
Tax Fees(3)	84,158	36,288
All Other Fees	—	—
Total	$813,180	$209,538

(1)
Audit fees consist of fees for professional services rendered for the audit of our annual financial statements included in our Form 10-K filing and review of financial statements included in our quarterly Form 10-Q filings.

(2)
Audit related fees consists of fees related to our initial public offering of our common stock (the “IPO”) as well as fees related to registration of shares issued during the IPO on Form S-8.

(3)
Tax fees are related to tax compliance and advisory services.

Pre-Approval Policies and Procedures
Our Audit Committee has established a policy that all audit and permissible non-audit services provided by our independent registered public accounting firm will be pre-approved by the Audit Committee, and all such services were pre-approved in accordance with this policy during the fiscal years ended December 31, 2021 and 2020. These services may include audit services, audit-related services, tax services and other services. The Audit Committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
Vote Required; Recommendation of the Board of Directors
The affirmative vote from a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote will be required to ratify the selection of RSM. Abstentions will not be counted toward the tabulation of votes cast on this proposal and will have no effect on the proposal. The approval of Proposal 2 is a routine proposal on which a broker or other nominee has discretionary authority to vote. Accordingly, no broker non-votes will likely result from this proposal.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO RATIFY THE SELECTION OF RSM US LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.
***
Report of the Audit Committee of the Board of Directors
The Audit Committee oversees the Company’s financial reporting process on behalf of our board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Company’s Annual Report with management, including a discussion of any significant changes in the selection or application of accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and the effect of any new accounting initiatives.
The Audit Committee reviewed with RSM US LLP (“RSM”), which is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee has discussed with RSM its independence from management and the company, has received from RSM the written disclosures and the letter required by applicable requirements of the PCAOB regarding RSM’s communications with the Audit Committee concerning independence, and has considered the compatibility of non-audit services with the auditors’ independence.
The Audit Committee met with RSM to discuss the overall scope of its services, the results of its audit and reviews, its evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting. RSM, as the Company’s independent registered public accounting firm, also periodically updates the Audit Committee about new accounting developments and their potential impact on the Company’s reporting. The Audit Committee’s meetings with RSM were held with and without management present. The Audit Committee is not employed by the Company, nor does it provide any expert assurance or professional certification regarding the Company’s financial statements.
The Audit Committee relies, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and the Company’s independent registered public accounting firm.
In reliance on the reviews and discussions referred to above, the Audit Committee has recommended to the Company’s board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. The Audit Committee and the Company’s board of directors also have recommended, subject to stockholder approval, the ratification of the appointment of RSM as the Company’s independent registered public accounting firm for 2022.
This report of the Audit Committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the Audit Committee.
Submitted by the Audit Committee of the Board of Directors
Scott Mendel (Chair)
Myla Lai-Goldman, M.D.
Matthew Winkler, Ph.D.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information relating to the beneficial ownership of our common stock as of March 31, 2022, by:
•
Each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock;

•
each of our directors;

•
each of our named executive officers; and

•
all directors and executive officers as a group.

The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of March 31, 2022, through the exercise of any stock option, warrants or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by that person.
The percentage of shares beneficially owned is computed on the basis of 37,502,358 shares of our common stock outstanding as of March 31, 2022. Shares of our common stock that a person has the right to acquire within 60 days of March 31, 2022, are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated below, the address for each beneficial owner listed is c/o Akoya Biosciences, Inc., 100 Campus Drive, 6th Floor, Marlborough, MA 01752.
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned(2)
5% and Greater Stockholders
Entities affiliated with Telegraph Hill Partners(3)	15,675,247	41.8%
PSC Capital Partners LLC(4)	2,813,771	7.5%
Entities affiliated with Hudson Executive Capital LP(5)	2,080,543	5.5%
Named Executive Officers and Directors
Brian McKelligon(6)	843,825	2.3%
Joseph Driscoll(7)	419,263	1.1%
Frederic Pla, Ph.D. (8)	106,405	*
Matthew Winkler, Ph.D. (9)	797,985	2.1%
Garry Nolan, Ph.D.(10)	686,250	1.8%
Myla Lai-Goldman, M.D.	—	—
Thomas Raffin, M.D. (11)	230,952	*
Thomas Schnettler(12)	16,860	*
Robert Shepler(13)	266,452	*
Scott Mendel	8,500	*
All executive officers and directors as a group (13 persons)	3,455,176	9.2%

*
Less than one percent.

(1)
Unless otherwise indicated, the address for each of our executive officers and directors is c/o Akoya Biosciences, Inc., 100 Campus Drive, 6th Floor, Marlborough, MA 01752.

(2)
Percentage ownership is calculated based on 37,502,358 shares of our common stock outstanding on March 31, 2022.

(3)
Based solely on the most recently available Schedule 13G/A filed with the SEC on February 14, 2022 reporting beneficial ownership as of December 31, 2021. Consists of (i) 14,134,162 shares of common stock held by Telegraph Hill Partners III, L.P. (“THP III”) and (ii) 1,541,085 shares of common stock held by THP III Affiliates Fund, LLC (“THP III AFF”). Telegraph Hill Partners III Investment Management, LLC (“THP IM”) is the general partner of THP III and the manager of THP III AFF. Telegraph Hill Partners Management Company, LLC (“THPMC”) is the manager of THP IM. J. Matthew Mackowski, Dr. Thomas A. Raffin and Deval Lashkari are each managers of THPMC and are deemed to have beneficial ownership of the shares held by THP III and THP III Affiliates. The address for Telegraph Hill Partners is 360 Post Street, Suite 601, San Francisco, California 94108.

(4)
Based solely on the most recently available Schedule 13G filed with the SEC on February 25, 2022, reporting beneficial ownership as of December 31, 2021. PSC Capital Partners LLC reported sole voting and dispositive power over 2,813,771 shares. The address for PSC Capital Partners LLC is 800 Nicollet Mall, Suite 900, Minneapolis, MN 55402.

(5)
Based solely on the most recently available Schedule 13D filed with the SEC on October 18, 2021, reporting beneficial ownership as of October 18, 2021. Each of Hudson Executive Capital LP, HEC Management GP LLC, and Douglas L. Braunstein reported shared voting and dispositive power over 2,080,543 shares. The address for the entities affiliated with Hudson Executive Capital LP is c/o Cadwalader, Wickersham & Taft LLP, 200 Liberty Street, New York, NY 10281.

(6)
Includes 843,825 options to purchase shares of common stock exercisable within 60 days of March 31, 2022.

(7)
Includes 419,263 options to purchase shares of common stock exercisable within 60 days of March 31, 2022.

(8)
Includes 106,405 options to purchase shares of common stock exercisable within 60 days of March 31, 2022.

(9)
Includes 16,860 options to purchase shares of common stock exercisable within 60 days of March 31, 2022.

(10)
Includes 34,743 options to purchase shares of common stock exercisable within 60 days of March 31, 2022.

(11)
Includes 214,092 shares of common stock held by Thomas A. Raffin Living Trust and 16,860 options to purchase shares of common stock exercisable within 60 days of March 31, 2022.

(12)
Includes 16,860 options to purchase shares of common stock exercisable within 60 days of March 31, 2022.

(13)
Includes 249,592 shares of common stock held by Robert G. Shepler Separate Property Trust of 2008 and 16,860 options to purchase shares of common stock exercisable within 60 days of March 31, 2022.

EXECUTIVE OFFICERS
Our Executive Officers
The following table sets forth information regarding our executive officers as of April 18, 2022:
Name	Age	Position(s)
Brian McKelligon	53	President and Chief Executive Officer and Director
Joseph Driscoll	57	Chief Financial Officer
Niro Ramachandran, Ph.D.	47	Chief Business Officer
Frederic Pla, Ph.D.	63	Chief Operating Officer
Marilee Moy	63	Chief People Officer
Ehab El-Gabry	54	Chief Medical Officer
Brian McKelligon.   Please see the biographical information provided above in the section entitled “Board of Directors and Corporate Governance.”
Joseph Driscoll.   Mr. Driscoll has served as our Chief Financial Officer since March 2019. From April 2017 to March 2019, Mr. Driscoll was the Chief Financial Officer of Quanterix Corporation (Nasdaq:QTRX), a life sciences company that develops ultra-sensitive detection systems for use in research and in-vitro diagnostic. Prior to that, Mr. Driscoll served as Chief Financial Officer of Verscend Technologies, Inc., a healthcare data analytics company, from October 2016 to April 2017. From March 2012 to October 2016, he served as the Chief Financial Officer, Senior Vice President and Treasurer of PC Connection, Inc. (Nasdaq:CNXN), an IT solutions provider, where he also served as the company’s Principal Financial and Accounting Officer. From September 2006 to March 2012, Mr. Driscoll served as the Chief Financial Officer of Summer Infant, Inc. (Nasdaq:SUMR), a consumer products company, where he also served as the company’s Treasurer and Principal Accounting Officer. Mr. Driscoll is a licensed Certified Public Accountant, and holds a B.S. in Accounting from Boston College.
Niro Ramachandran, Ph.D.   Dr. Ramachandran has served as our Chief Business Officer since August 2020. Prior to joining our company, Dr. Ramachandran served as Vice President of the spatial biology business unit at Nanostring Technologies, Inc. (Nasdaq:NSTG), a life sciences company that specializes in development of cancer diagnostics tools, from July 2014 to July 2020. Prior to that, Dr. Ramachandran led product development for the protein business unit at Life Technologies (which was acquired by Thermo Fisher) from August 2008 to July 2014. Dr. Ramachandran received his Hon. BSc. in Biochemistry from University of Toronto, and Ph.D. from University of Windsor. He completed his post doctorate work at the Harvard Institute of Proteomics, Harvard University.
Frederic Pla, Ph.D.   Dr. Pla has served as our Chief Operating Officer since March 2021. Prior to joining our company, Dr. Pla served as Chief Operating Officer at the Parker Institute for Cancer Immunotherapy from April 2020 to March 2021. Prior to that, Dr. Pla was the Chief Operating Officer of Genomic Health, a global oncology diagnostics company until its acquisition by Exact Sciences in November 2020. Before joining Genomic Health in 2014, Dr. Pla was Vice President, Corporate Business Development, for Life Technologies, a $4 billion, 10,000-employee, San Diego-based global life sciences business, until its acquisition by Thermo Fisher in 2014. Dr. Pla joined Life Technologies in 2005 as Vice President and General Manager of the Diagnostics Business, responsible for product development and manufacturing facilities in the U.S., UK, and China. Dr. Pla holds 23 U.S. patents, a Ph.D. in acoustics from the Pennsylvania State University, a Master’s degree from the University of Southampton, UK, and an engineering degree from the University of Technology of Compiegne, France.
Marilee Moy.   Ms. Moy has served as our Chief People Officer since January 2022. Prior to joining our company, she was VP, Human Resources at Talis Biomedical Corporation from 2018 to 2022 and was previously VP of People at Counsyl (now part of Myriad Genetics Inc.) from 2015 to 2017. Ms. Moy has held HR leadership roles focused on growing and developing talent and culture at Genentech Inc., Abbott Laboratories, Johnson & Johnson, and Nikon Precision Inc. Marilee holds a B.A. from Boston College and an M.B.A from Golden Gate University.

Ehab El-Gabry, Ph.D.   Dr. El-Gabry has served as our Chief Medical Officer since April 2022. Prior to joining our company, Dr. El-Gabry serve as Senior Medical Director, Head of Companion Diagnostics Pathology, at F. Hoffmann-La Roche AG from 2015 until April 2022. Dr. El-Gabry has more than 20 years experience in anatomic pathology, IVD development and digital/AI pathology. Dr. El-Gabry is board certified in anatomic pathology in Arizona, Pennsylvania, and Florida. Dr. El-Gabry received his Bachelor of Medicine, Bachelor of Surgery and MBBS, Medicine from Cairo University Kasr Elini Medical School.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
Processes and Procedures for Compensation Decisions
Our Compensation Committee is responsible for the executive compensation programs for our executive officers and reports to our Board on its discussions, decisions and other actions. Typically, our chief executive officer makes recommendations to our Compensation Committee, often attends committee meetings and is involved in the determination of compensation for the respective executive officers who report to him, except that the Chief Executive Officer does not make recommendations as to his own compensation. Our Chief Executive Officer makes recommendations to our Compensation Committee regarding short- and long-term compensation for all executive officers (other than himself) based on our results, an individual executive officer’s contribution toward these results and performance toward individual goal achievement. Our Compensation Committee then reviews the recommendations and other data and makes decisions as to total compensation for each executive officer, as well as each individual compensation component. Our Compensation Committee reviews and approves, or makes recommendations for approval by the independent members of the Board regarding the compensation of each executive officer, including our Chief Executive Officer.
Our Compensation Committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies.
In 2021, our Compensation Committee engaged Aon Radford, an independent compensation consultant, to provide information, recommendations and other advice relating to director and executive compensation on an ongoing basis. Aon Radford serves at the discretion of our Compensation Committee. Aon Radford was engaged to assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our directors and executive officers, as well as assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our directors and executive officers is competitive and fair.
Our named executive officers for 2021, which consist of our principal executive officer and our next two most highly compensated executive officers, were as follows:
•
Brian McKelligon, our Chief Executive Officer;

•
Joseph Driscoll, our Chief Financial Officer; and

•
Frederic Pla, our Chief Operating Officer.

2021 Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers for the years ended December 31, 2021 and 2020.
Name and principal position	Year	Salary ($)	Option awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All other compensation ($)	Total ($)
Brian McKelligon Chief Executive Officer	2021	393,333	1,700,389	173,599	—	2,267,321
	2020	350,000	108,498	57,750	—	516,248
Joseph Driscoll Chief Financial Officer	2021	334,873	—	133,110	—	467,983
	2020	308,605	66,162	56,012	—	430,779
Frederic Pla Chief Operating Officer	2021	269,861(2)	2,888,280	121,438	—	3,279,579

(1)
Represents the grant date fair value of the stock options granted, computed in accordance with FASB ASC Topic 718. The assumptions used to calculate the value of such awards are included in Note 10 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. These amounts do not reflect the actual economic value that may be realized by the named executive officers.

(2)
Amount reported for Mr. Pla represents the prorated portion of his annual base salary of $370,000 earned after commencing his employment with us in March 2021.

Employment arrangements
This section contains a description of the material terms of the employment arrangements with our NEOs. Our NEOs signed an offer letter with us, which provides for at-will employment and sets forth other terms of employment, including the initial base salary, target incentive opportunity, the terms of the initial equity grant and, in the case of Mr. McKelligon and Mr. Driscoll, severance protections upon a qualifying termination. In addition, each of our NEOs executed a form of our standard at-will employment, confidential information, invention assignment and arbitration agreement, which includes a non-solicit of employees covenant during employment and for one year following termination.
Brian McKelligon
On June 28, 2017, we entered into an employment offer letter with Brian McKelligon, who currently serves as our President and Chief Executive Officer. Mr. McKelligon’s employment offer letter provides for at-will employment and sets forth his annual base salary, target bonus and initial stock option grants, as well as his eligibility to participate in our benefit plans generally. Mr. McKelligon’s current annual base salary is $525,000 and his annual bonus target is 75% of this annual salary. Mr. McKelligon also is subject to our standard Confidential Information and Invention Assignment Agreement regarding ownership of intellectual property.
Under Mr. McKelligon’s employment offer letter, in the event that Mr. McKelligon’s employment with us is terminated at any time pursuant to a “constructive termination” or without “cause”, then, subject to and contingent upon Mr. McKelligon’s execution and delivery of a separation and release agreement, Mr. McKelligon will be entitled to receive payments equal to six months of his then current base salary and continued benefits, payable in accordance with our normal payroll practices.
Pursuant to Mr. McKelligon’s employment offer letter, “constructive termination” means (i) without Mr. McKelligon’s written consent, a material reduction in Mr. McKelligon’s annual salary, objective-based bonus or benefits, other than those part of a management-wide reduction, (ii) any material failure by us to comply with the provisions of Mr. McKelligon’s employment offer letter, (iii) any action that results in a material diminution in Mr. McKelligon’s title, duties or responsibilities unless such changes are mutually agreed upon, (iv) a failure of a successor-in-interest under a change of control to assume all of the obligations of the company under Mr. McKelligon’s employment offer letter, and (v) without Mr. McKelligon’s written consent, a requirement of relocation to a location more than 30 miles away from Mr. McKelligon’s current home address. In order to establish a “Constructive Termination” for terminating employment, Mr. McKelligon must provide written notice to us of the existence of the condition giving rise to the Constructive Termination and we must be provided with thirty (30) days thereafter to cure the condition to the extent that any of such reasons are susceptible to cure, such satisfaction to be reasonably determined by Mr. McKelligon.
Pursuant to Mr. McKelligon’s offer letter, “cause” means (i) any act or omission by Mr. McKelligon which has an adverse effect on our business or on Mr. McKelligon’s ability to perform services for us, including, without limitation, the commission of, or a guilty or no contest plea to, any crime (other than ordinary traffic violations), (ii) refusal or failure to perform reasonably assigned duties, serious misconduct, excessive absenteeism, a breach by Mr. McKelligon of his fiduciary duty to us, or an act of fraud or dishonesty in the performance of his duties, (iii) refusal or failure to comply with our policies, or (iv) any breach of Mr. McKelligon’s obligations or duties under any written agreement between us and Mr. McKelligon, including, without limitation, McKelligon’s employment offer letter.
In addition to the foregoing, in the event of a change in control, Mr. McKelligon will be entitled to receive full acceleration of his unvested stock options and other equity awards.
Joseph Driscoll
On January 28, 2019, we entered into an employment offer letter with Joseph Driscoll, who currently serves as our Chief Financial Officer. Mr. Driscoll’s employment offer letter provides for at-will employment and sets forth his annual base salary, target bonus and initial stock option grants, as well as his eligibility to participate in our benefit plans generally. Mr. Driscoll’s current annual base salary is $385,000 and his annual target bonus is 50% of his annual salary. Mr. Driscoll also is subject to our standard Confidential Information and Inventions Assignment Agreement regarding ownership of intellectual property.
Under Mr. Driscoll’s employment offer letter, in the event that Mr. Driscoll is terminated without cause, Mr. Driscoll will be entitled to receive payments equal to six months of his base salary. In addition to the foregoing, in the event of a change in control and the termination of his employment, Mr. Driscoll will be entitled to receive full acceleration of his unvested stock options.
Frederic Pla, Ph.D.
On March 22, 2021, we entered into an employment offer letter with Frederic Pla, Ph.D., who currently serves as our Chief Operating Officer. Dr. Pla’s employment offer letter provides for at-will employment and sets forth his annual base salary, target bonus and initial stock option grants, as well as his eligibility to participate in our benefit plans generally. Dr. Pla’s current annual base salary is $400,000 and his annual target bonus is 50% of this annual salary. Dr. Pla also is subject to our standard Confidential Information and Invention Assignment Agreement regarding ownership of intellectual property.
Other elements of compensation
Fiscal year 2021 annual bonus
We provide our executives an opportunity to earn annual cash bonuses to motivate and reward achievements of certain corporate and individual performance goals for each fiscal year. The target bonus, expressed as a percentage of eligible base salary, for Mr. McKelligon, Mr. Driscoll and Dr. Pla was 50%, 40% and 45%, respectively, for fiscal year 2021.
Based on our achievement of net income and revenue targets established by our board of directors for fiscal year 2021, our compensation committee determined that each of Mr. McKelligon’s, Mr. Driscoll’s and Dr. Pla’s bonus amount relating to corporate performance would be paid out at 94.6%, 100%, and 100%, respectively.
Severance Plan
On March 23, 2022, our Board adopted the Akoya Biosciences, Inc. Executive Severance Plan (the “Severance Plan”), which covers our Section 16 officers, including Messrs. McKelligon, Driscoll and Pla.
A Severance Plan participant will receive severance benefits (in addition to any accrued paid time off and base salary through the last day of employment) if his or her employment is terminated involuntarily by the Company other than under circumstances constituting “cause” or due to death or “disability” (as such terms are defined in the Severance Plan), or if his or her employment is terminated by the participant for “good reason,” as defined in the Severance Plan (such involuntary termination, in each case, the “Involuntary Termination”).
If a participant experiences an Involuntary Termination at any time other than during the period that begins three months before a change in control (as defined in the Severance Plan) and ends on the first anniversary of the change in control (such period, the “Protected Period”), then the participant will receive (a) a lump sum severance payment of nine (9) months of the participant’s annual base salary (twelve (12) months in the case of the Chief Executive Officer) as in effect immediately before the Involuntary Termination, and (b) continued payment for the cost of the participant’s premiums for health continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for nine (9) months (twelve (12) months in the case of the Chief Executive Officer), in each case subject to the participant’s continued employment through the termination date identified in a termination notice and execution and non-revocation of a release of claims (the “Severance Conditions”).
If a participant experiences an Involuntary Termination during the Protected Period, then the participant will receive, subject to the participant’s satisfaction of the Severance Conditions, (a) a lump sum severance payment of twelve (12) months of the participant’s annual base salary (eighteen (18) months in the case of the Chief Executive Officer) as in effect immediately before the Involuntary Termination, and (b) continued payment for the cost of the participant’s premiums for health continuation coverage under COBRA, for twelve (12) months (eighteen (18) months in the case of the Chief Executive Officer). In addition, any unvested portion of the participant’s equity awards that is subject to a time-based vesting condition and that is outstanding immediately before such Protected Period termination will conditionally vest and become exercisable immediately before termination, subject to the participant’s satisfaction of the Severance Conditions.
Health benefits
We provide customary employee benefits to eligible employees, including to our NEOs, including medical, dental and vision benefits, short-term and long-term disability insurance, basic and supplemental life insurance and basic and supplemental accidental death and dismemberment insurance.
Retirement benefits
We maintain a defined contribution plan (the “401(k) Plan”) for all full-time United States employees, including our NEOs. The 401(k) Plan is intended to qualify as a tax-qualified plan under Section 401(a) of the Code. Each participant may contribute between 1% to 100% of such participant’s eligible compensation to the 401(k) Plan subject to annual limitations. For fiscal year 2021, we did not make matching contributions to the 401(k) Plan on behalf of our employees.
Nonqualified deferred compensation
We do not maintain nonqualified defined contribution plans or other nonqualified deferred compensation plans.
Perquisites
We generally do not provide perquisites or personal benefits to our NEOs.
Outstanding Equity Awards at December 31, 2021
The following table sets forth information regarding outstanding option awards held by our named executive officers as of December 31, 2021.
Name	Grant Date	Option Awards(1)
		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Options Exercise Price ($)(2)	Option Expiration Date
Brian McKelligon	11/09/2017(3)	353,129	—	0.30	11/09/2027
	11/09/2017(4)	117,709	—	0.30	11/09/2027
	05/02/2019(5)	201,758	46,560	0.44	05/02/2029
	05/02/2019(4)	82,772	—	0.44	05/02/2029
	03/24/2021(6)	—	214,592	16.12	03/24/2031
Joseph Driscoll	05/02/2019(5)	248,158	112,800	0.44	05/02/2029
	05/02/2019(4)	133,505	—	0.44	05/02/2029
Frederic Pla	3/24/2021(7)	—	364,806	16.12	03/24/2031

(1)
Option and stock awards granted prior to February 2021 were granted pursuant to our 2015 Stock Option Plan and option and stock awards granted after February 2021 were granted pursuant to our 2021 Stock Option Plan, the terms of which plan is described below under “— Equity Incentive Plans.”

(2)
All of the option awards were granted with a per share exercise price equal to the fair market value of one share of our common stock on the date of grant, as determined in good faith by our board of directors or compensation committee.

(3)
The option vests as to one-fourth of the shares on July 14, 2018 and the remaining shares in 36 equal monthly installments measured from July 14, 2018, subject to the recipient’s continuous service with us as of each such vesting date.

(4)
Such performance-based option shares were issued in 2017 and 2019, respectively. As of the original issuance date, the performance conditions were not established, and therefore there was no grant date as prescribed by ASC 718. In 2020, the options vested as performance conditions were established and determined to have been achieved.

(5)
The option vests as to one-fourth of the shares on September 26, 2019 and the remaining shares in 36 equal monthly installments measured from September 26, 2019, subject to the recipient’s continuous service with us as of each such vesting date.

(6)
The option vests as to one-fourth of the shares on March 23, 2022 and the remaining shares in 36 equal monthly installments measured from March 23, 2022, subject to the recipient’s continuous service with us as of each such vesting date.

(7)
The option vests as to one-fourth of the shares on March 22, 2022 and the remaining shares in 36 equal monthly installments measured from March 22, 2022, subject to the recipient’s continuous service with us as of each such vesting date.

Hedging and Pledging Prohibitions
As part of our Insider Trading Policy, our employees (including our executive officers and the non-employee members of our board of directors) are prohibited from trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities. This includes any hedging or similar transaction designed to decrease the risks associated with holding shares of our common stock.
In addition, our employees (including our executive officers and the non-employee members of our board of directors) are prohibited from holding our common stock in a margin account or pledging our securities as collateral for a loan.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table gives information as of December 31, 2021, about shares of our Common Stock that may be issued upon the exercise of options under our existing equity compensation plans:
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)(2))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	5,727,747	$7.29	1,154,266
Equity compensation plans not approved by security holders	—	—	—
Total	5,727,747		1,154,266

(1)
Consists of options outstanding as of December 31, 2021, under the 2021 Plan and the Company’s 2015 Equity Incentive Plan (2015 Plan).

(2)
Consists of shares of common stock that remain available for future issuance under the Company’s 2021 Equity Incentive Plan (2021 Plan) and 2021 Employee Stock Purchase Plan (ESPP). This number includes 981,471 shares available for issuance under our 2021 Plan and 172,795 shares available for sale under our ESPP. The 2021 Plan provides for annual increases in the number of shares available for issuance under the 2021 Plan on the first day of each fiscal year beginning in 2022, equal to the least of: (i) 5% of the number of shares of common stock issued and outstanding on the immediately preceding December 31, and (ii) an amount determined by our board of directors. Accordingly, on January 1, 2022, the number of shares available under the 2021 Plan increased by 1,871,205 shares. The ESPP provides for annual increases in the number of shares available for sale under the ESPP on the first day of each fiscal year beginning in 2022, equal to the least of: 0.5% of the number of shares of common stock issued and outstanding on the immediately preceding December 31; and (ii) such other amount as may be determined by our board of directors. Accordingly, on January 1, 2022, the number of shares available under the ESPP increased by 187,120 shares.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Other than the compensation agreements and other arrangements described in the “Executive Compensation” section of this prospectus and the transactions described below, since January 1, 2021, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.
Initial Public Offering
In April 2021, we completed our initial public offering of common stock (the “IPO”). In the IPO, we issued and sold 7,567,000 shares of our common stock at a price to the public of $20.00 per share, including the exercise by the underwriters of their option to purchase an additional 987,000 shares. We received $138.6 million in net proceeds, after deducting underwriting discounts and commissions and other offering expenses. Thomas P. Schnettler, is a principal of Piper Sandler Merchant Banking Fund II, L.P., which is an affiliate of Piper Sandler & Co., an underwriter that participated in our IPO. Pursuant to the underwriting agreement with the underwriters, and subject to the terms and conditions of the underwriting agreement, we sold to Piper Sandler Merchant Banking Fund II, L.P. 1,250,200 shares of common stock at $18.60, which was equal to the public offering price less the underwriting discounts and commissions.
Agreements with our Stockholders
In connection with our Series D convertible preferred stock financing, in September 2019 we entered into an amended and restated investors’ rights agreement, or the Investors’ Rights Agreement, with Telegraph Hill Partners, Piper Sandler Merchant Banking Fund II, L.P., and Dr. Winkler. The Investors’ Rights Agreement provides certain registration rights to the stockholders party thereto.
Argonaut Manufacturing
We purchase all of our reagent kits for our PhenoCycler (formerly CODEX) and PhenoImager (formerly Phenoptics) platforms from Argonaut Manufacturing Services (“Argonaut”). Argonaut is a portfolio company of Telegraph Hill Partners. During the year ended December 31, 2021, the Company incurred costs of goods sold of approximately $1.5 million related to sales of consumables manufactured by Argonaut Manufacturing services. As of December 31, 2021, $4.3 million is included in inventory related to consumables manufactured by Argonaut Manufacturing services. We currently purchase our reagent kits on a purchase order basis, with no minimum or maximum obligations.
Director affiliations
Some of our directors are affiliated with entities that beneficially own or owned 5% or more of our common stock, as indicated below:
Director	Principal stockholder
Thomas Raffin	Funds affiliated with Telegraph Hill Partners
Thomas P. Schnettler	Piper Sandler Merchant Banking Fund II, L.P.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Policies and Procedures for Related Party Transactions
Our board of directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the extent of the related person’s interest in the transaction. All of the transactions described in this section occurred prior to the adoption of this policy.
STOCKHOLDER PROPOSALS
Proposals of stockholders intended to be presented at our annual meeting of stockholders to be held in 2023 must be received by us no later than December 20, 2022, which is 120 days prior to the first anniversary of the date the proxy materials were furnished to stockholders, in order to be included in our proxy statement and form of proxy relating to that meeting, unless the date of the 2023 annual meeting of stockholders is changed by more than 30 days from the anniversary of our 2022 annual meeting, in which case the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement.
In addition, our amended and restated bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations not included in our proxy statement, to be brought before an annual meeting of stockholders. In general, notice must meet the requirements in our amended and restated bylaws and be received at our principal executive offices not less than 90 calendar days before nor more than 120 calendar days before the one year anniversary of the previous year’s annual meeting of stockholders. Therefore, to be presented at our 2023 annual meeting of stockholders, such a proposal must be received by us no earlier than February 1, 2023 and no later than March 3, 2023. However, if the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice must be received not earlier than the 120th day prior to such annual meeting and no later than the 90th calendar day prior to such annual meeting or, if later, ten calendar days following the date on which public announcement of the date of the meeting is first made. If the stockholder fails to give notice by these dates, then the persons named as proxies in the proxies solicited by the board of directors for the 2023 annual meeting may exercise discretionary voting power regarding any such proposal. Stockholders are advised to review our amended and restated bylaws which also specify requirements as to the form and content of a stockholder’s notice.
2021 Annual Report
Our financial statements for our fiscal year ended December 31, 2021, are included in our 2021 Annual Report, which we will make available to stockholders at the same time as this proxy statement. Our proxy materials and our annual report are posted on our website at www.akoyabio.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report, free of charge, by sending a written request to Akoya Biosciences, Inc., 100 Campus Drive, 6th Floor, Marlborough, MA, 01762, Attention: Investor Relations.
Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

STOCKHOLDERS SHARING THE SAME ADDRESS
The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of the Notice to households at which two or more stockholders reside. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding will receive only one copy of the Notice. If you would like to opt out of this practice for future mailings and receive separate Notices for each stockholder sharing the same address, please contact your broker, bank or other intermediary. You may also obtain a separate Notice, or if applicable, proxy materials, without charge by sending a written request to Akoya Biosciences, Inc., 100 Campus Drive, 6th Floor, Marlborough, MA, 01762, Attention: Corporate Secretary or by calling (855) 896-8401. We will promptly send additional copies of Notice, or if applicable, the proxy materials, upon receipt of such request. Stockholders sharing an address that are receiving multiple copies of the Notice can request delivery of a single copy of the Notice by contacting their broker, bank or other intermediary or sending a written request to Akoya Biosciences, Inc., 100 Campus Drive, 6th Floor, Marlborough, MA, 01762, Attention: Corporate Secretary or by calling (855) 896-8401.
OTHER MATTERS
We do not know of any business other than that described in this proxy statement that will be presented for consideration or action by the stockholders at the Annual Meeting. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes. It is important that your shares be represented at the 2022 Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.
By Order of the Board of Directors
Robert Shepler
Chair of the Board
Marlborough, Massachusetts
April 19, 2022

0

AKOYA BIOSCIENCES, INC.

Proxy for Annual Meeting of Shareholders on June 1, 2022

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Brian McKelligon and Joseph Driscoll, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of Akoya Biosciences, Inc., to be held June 1, 2022, and at any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side)

1.1 14475

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting of

AKOYA BIOSCIENCES, INC.

To Be Held On:

COMPANY NUMBER	
ACCOUNT NUMBER	
CONTROL NUMBER	

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before 5/18/2022.

Please visit http://www.astproxyportal.com/ast/24225, where the following materials are available for view:

- Notice of Annual Meeting of Stockholders
- Proxy Statement
- Form of Electronic Proxy Card
- Annual Report

TO REQUEST MATERIAL: **TELEPHONE: 888-Proxy-NA (888-776-9962) 718-921-8562 (for international callers)**
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TO VOTE:

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IN PERSON: You may vote your shares in person by attending the Annual Meeting.

TELEPHONE: To vote by telephone, please visit **www.voteproxy.com** to view the materials and to obtain the toll free number to call.

MAIL: You may request a card by following the instructions above.

NOMINEES:

Matthew Winkler, Ph.D.
Garry Nolan, Ph.D.

Please note that you cannot use this notice to vote by mail.